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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         CARLISLE COMPANIES INCORPORATED

         It is hereby certified that:

         1. The name of the corporation is Carlisle Companies Incorporated (the "Corporation").

         2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out in its entirety Paragraph A of Article FOURTH and restating said Paragraph as follows:

                  FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred and Five Million (105,000,000) shares, divided into two (2) classes as follows:

                  (i) One Hundred Million (100,000,000) shares, each to be of the par value of one dollar ($1.00), and to be designated as Common Stock; and,

                  (ii) Five Million (5,000,000) shares, each to be of the par value of one dollar ($1.00), and to be designated as Preferred Stock."

         3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Stephen P. Munn, its Chairman and Chief Executive Officer and attested by Steven J. Ford, its Secretary, this 29th day of April, 1999.

                                        CARLISLE COMPANIES INCORPORATED


                                        By:          /s/ STEVEN P. MUNN
                                            ------------------------------------
                                            Stephen P. Munn,
                                            Chairman and Chief Executive Officer

ATTEST:


   /s/ STEVEN J. FORD
-------------------------
Steven J. Ford, Secretary